0 Building on our Strategy to Drive Sustainable Growth and Returns Barclays Annual Financial Services Conference Eric W. Aboaf Chief Financial Officer Tuesday, September 12, 2017 Exhibit 99.1

1 This presentation contains forward-looking statements. These statements are not guarantees of future performance, are inherently uncertain, are based on assumptions that are difficult to predict and have a number of risks and uncertainties. The forward-looking statements in this presentation speak only as of September 12, 2017, and State Street does not undertake efforts to revise forward-looking statements. See “Forward-Looking Statements” in the Appendix for more information, including a description of certain factors that could affect future results and outcomes. Financial information in this presentation is presented on an operating-basis, a non-GAAP presentation, unless stated otherwise. Refer to the Appendix for explanations of our non-GAAP financial measures, including changes made to our operating-basis presentation, and reconciliations of our operating-basis financial information. Preface and forward-looking statements

2 We have a broad-based franchise with a strong global footprint Well positioned for changing industry landscape and leading market positions support continued business growth opportunity Significant opportunity to expand our client base and deepen relationships Strong first half of 2017 as compared to the first half of 2016 driven by broad-based business momentum, leveraging industry trends and advancing Beacon: Growth in assets under custody and administration (AUCA) and fee revenue led by equity market appreciation, new business activities and flows Disciplined balance sheet management drove higher net interest income (NII) and and net interest margin (NIM) Delivering strong operating leverage helping improve operating margins, grow earnings and increase returns Prudently investing through Beacon while sustaining expense discipline throughout the organization Focused on a combination of sustainable growth and returns Executive Summary

3 Delivering new perspectives and insights into risk management and investment strategy Providing customized asset servicing solutions that support traditional and alternative investments Creating access to alpha, insights, liquidity and financing by enhancing portfolio values Providing access to investment strategies and insights that help achieve financial objectives Our focused franchise • Proven experience, with approximately $2.6 trillion assets under management1 as of June 30, 2017 • Access to a wide range of investment strategies across the risk/return spectrum • With approximately $566 billion1 in global ETF assets under management as of June 30, 2017, we have one of the broadest ranges of ETFs in the industry • Delivering investment research, foreign exchange (FX) trading and securities lending • Providing liquidity across 34 international markets, with approximately $3.6 trillion in lendable assets as of June 30, 2017 • $21.1 trillion in foreign exchange and interbank volume traded in 2016 • AUCA of approximately $31 trillion as of June 30, 2017 • One of the world’s leading investment service providers • Fund accounting and administration, custody, investment operations outsourcing, recordkeeping, and performance and analytics • Integrated solutions across the lifecycle of trades • Aligning research and advisory, portfolio performance and risk analytics, information and data management to deliver innovation • Customized and flexible multi-asset class products and services Refer to the Appendix included with this presentation for footnote 1. Primary focus of today’s discussion

4 Equities $17.3 56% Fixed Income $10.1 32% State Street is a broad-based franchise with a strong global footprint Official Institutions Asset Owners Asset Managers Insurance Companies Alternative Asset Managers By Product Classification By Financial Instrument By Geographic Location AUCA of $31.0T mix as of June 30, 2017 $ in trillions Mutual Funds $7.1 23% Collective Funds, Excl ETFs $6.4 21% ETFs $2.2 7% Pension Products $5.9 19% Insurance and Other Products $9.4 30% Americas $23.0 74% EMEA $6.5 21% APAC $1.6 5% Short Term and Other Investments $3.6, 12%

We are well positioned for a changing industry landscape

Industry Trends:	Examples:
DC Expansion and DB Contraction	• Defined Benefits (DB) to Defined Contribution (DC) and Retail shifts due to demographics (e.g., DC to IRA) driving new flows and requiring added tools and capabilities • Frozen DB plans require new skills, leading to new outsourcing
Strong ETF Growth Globally	• Globally, investors continue to shift from Active to Passive, driven by fee sensitivity and relative performance of strategies, with passive strategies' share of overall global AUM increasing significantly
Active Outflows	• Distribution complexity and costs increasing, resulting in demand for globally integrated operating model solutions
Power to Distribution	• Asset managers seeking product structures and distribution channels to deliver access (e.g., offshore-domiciled vehicles via Luxembourg / Ireland)
Products Globalizing	• Offshore markets are ~10% of global AUM, but capturing ~30% of global flows[1]
Shift to Barbell Product Mix	• With structurally depressed returns, many investors are employing a bar-bell strategy and simultaneously increasing allocation to Alternatives and Passive to meet return targets • Within Alternatives, Private Equity and Real Estate are expected to grow faster than Hedge Funds[2]
Fee Compression	• Lower-for-longer interest rates driving demand for fee-productive solutions • Increasing product complexity due to the convergence between traditional and alternative asset managers
Industry Consolidation	• Asset managers are reacting to multiple challenges (e.g., fee compression, shares of flows going to top-10 players, shrinking industry revenues in 2016) through M&A/consolidation and outsourcing non-core activities to reduce costs • Asset Owners demanding asset management portfolio tools, infrastructure, and technology and bringing investment management in-house
Regulatory Pressure	• Increasing complexity and intensity from multiple regulators / legislation (e.g., MiFID II; DOL; SEC Modernization, AIFMD; Solvency II; Form PF) • Increasing trading and liquidity challenges and requirements, creating opportunities to address client needs with new solutions
Disruptive Technology	• Data proliferation and analytics providing new insights, but at a cost, pushing clients to look for partners to support infrastructure and reduce costs

Refer to the Appendix included with this presentation for footnotes 1 and 2.

STATE STREET.

5

Our leading market positions support continued business growth opportunity

Industry Trends:

- DC Expansion and DB Contraction
- Strong ETF Growth Globally
- Active Outflows
- Power to Distribution
- Products Globalizing
- Shift to Barbell Product Mix
- Fee Compression
- Industry Consolidation
- Regulatory Pressure
- Disruptive Technology

Global

estimated

ETFs[1]
Industry: ~$4T

#1 in Servicing


STT,
54%

Alternative Investments[2]
Industry: ~$9T

#1 in Hedge Funds
#1 in Real Estate
#2 in Private Equity


STT,
20%

Americas

estimated

U.S. Mutual Funds[3]
Industry: ~$27T

#1 in Servicing


STT,
42%

Pension Funds[4]
Industry: ~$12T

#1 in Servicing


STT,
29%

EMEA

estimated

Domestic European (Core[5])
Industry: ~$12T[6]

#1 in Custody (UK)[8]
#2 in Depository Services (Germany)[9]
Substantial position in Italy


STT,[7]
27%

Offshore Fund Market[10]
Industry: ~$6T

#1 in Servicing


STT,
22%

Refer to the Appendix included with this presentation for footnotes 1 to 10.

STATE STREET.

6

We see significant opportunities to expand our client base and relationships

Industry Trends:

- DC Expansion and DB Contraction
- Strong ETF Growth Globally
- Active Outflows
- Power to Distribution
- Products Globalizing
- Shift to Barbell Product Mix
- Fee Compression
- Industry Consolidation
- Regulatory Pressure
- Disruptive Technology

Penetration of top 100 companies for mutual funds, insurance, pension funds and alternatives[1]:



Non-Clients
State Street Clients
34
66
Mutual Fund Complexes
39
61
Insurance
43
57
Alternative Managers
62
38
Pension Funds

- Targeting the right new clients:
  - Focusing on identifying the next generation of industry leaders
  - Concentrating on client base that are multi-country and have more sophisticated products
- Identifying opportunities to serve more assets of existing clients:
  - Expecting large clients to move to consolidate service providers
  - M&A in Asset Management industry putting more assets up for bid
- Offering more products on assets we already service with existing clients:
  - Our top 25 clients use an average of ~17 products as compared to our top 1,000 clients using only ~8
  - Total size of our client's outsourceable wallets is expanding as more clients are considering outsourcing activities that they have traditionally managed in-house

Refer to the Appendix included with this presentation for footnote 1.

STATE STREET

7

8 Providing clients with access to specialized research, Direct & Indirect FX trading, securities lending, Enhanced Custody, and innovative portfolio solutions to help enhance and preserve the value of clients’ portfolios Our suite of back to front office services and the expansion of outsourcing also enable us to deepen client relationships Trading & Investment Research Investment Operations (Middle Office Outsourcing) Fund Accounting Fund Administration Global Custody Back Office (In Between) Middle Office Front Office State Street Global Services1 State Street Global Markets Our integrated solutions support the investment management value chain including: Data & Analytics Digital platform for client interactions spanning from back to front office Holding, safekeeping, and servicing client assets and provides transaction processing, settlement, and network information Comprehensive set of services tailored to meet back office client needs, and offers financial and regulatory reporting, compliance monitoring, treasury services, tax services, and legal administration Global suite of integrated solutions for Asset Managers and Asset Owners looking to contain costs, reduce risks, and streamline operations such as investment recordkeeping and performance analytics and measurement Global accounting platform for NAV calculations, which also provides flexibility, supporting local tax requirements, international financial reporting standards, and GAAP accounting Industry Trends: Shift to Barbell Product Mix DC Expansion and DB Contraction Active Outflows Products Globalizing Fee Compression Regulatory Pressure Strong ETF Growth Globally Power to Distribution Industry Consolidation Disruptive Technology State Street Global Exchange Refer to the Appendix included with this presentation for footnote 1.

9 Industry Trends: Shift to Barbell Product Mix DC Expansion and DB Contraction Active Outflows Products Globalizing Fee Compression Regulatory Pressure Strong ETF Growth Globally Power to Distribution Industry Consolidation Disruptive Technology Although we are focused on growth, we are also actively measuring and managing margins and returns State Street Client Return on Capital (ROC) and Net Income Before Tax (NIBT) Margin Framework: % Address delivery costs with digitization/ standardization – further our scale, improve our processes and automate activities to drive greater efficiencies B Work with clients to make relationship more equitable – • Review balance sheet usage • Review product mix • Address delivery costs D Review balance sheet usage and product mix – address costs of balance sheet usage, while also examining product mix and penetration C Continually innovating solutions to sustain and deepen relationships – deliver more value to clients over time A Client ROC Client NIBT Margin

10 Growth in AUCA has been strong and accelerated in the last six quarters AUCA $ in trillions as of period-end % YoY growth 26.9 27.8 29.2 28.8 29.8 31.0 (5%) 12% (10%) (5%) - 5% 10% 15% 20% 25% - 5 10 15 20 25 30 35 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 1H16 YoY ∆: (3%) 2H16 YoY ∆: 5% 1H17 YoY ∆: 12% 1H17 vs 1H16 Highlights: • AUCA growth reflects: −Growth from market appreciation −New business across a breadth of products, particularly in U.S. and EMEA −Higher inflows in the U.S. from asset managers and ETFs • Growth was partially offset by the continued rotation out of hedge funds (Approximate $B as of period-end) 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 New asset servicing mandates 264 750 212 180 110 135 Yet to be installed 400 1,040 500 440 375 370 New Business Metrics

11 Continued business momentum in the first half of 2017 has delivered strong fee revenue growth Fee Revenue $ in millions % Fee revenue YoY growth 2,033 2,130 2,213 2,200 2,268 2,324 (4%) 9% (35%) (30%) (25%) (20%) (15%) (10%) (5%) - 5% 10% 15% - 250 500 750 1,000 1,250 1,500 1,750 2,000 2,250 2,500 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 1H16 YoY ∆: (3%) 2H16 YoY ∆: 5%, 3% due to GEAM 1H17 YoY ∆: 10%, 3% due to GEAM Servicing fees Markets revenue2 Management fees Proc. fees & oth. Operating-Basis (Non-GAAP)1 1 1H17 vs 1H16 Highlights: • 10% fee revenue growth due to strong business momentum: −Servicing fees growth of 4% driven by strengthening equity markets, net new business and continued client flows in ETFs −Global Markets growth of 6%2 driven by gains in market share in FX trading and continued growth in the enhanced custody business −Management fees grew 40%, benefiting from the acquired GEAM operations, strengthening equity markets and higher revenue-yielding ETF net flows −Processing fees and other revenue grew 22% primarily driven by the 1Q17 pre-tax gain associated with the sale of the BFDS/IFDS U.K. joint venture interests of $30M Refer to the Appendix included with this presentation for footnotes 1 and 2.

12 Higher NII & NIM primarily driven by higher U.S. market interest rates and disciplined liability management NII1 $ in millions % YoY growth Average Interest-Earning Assets & NIM $ in billions NIM % 539 546 537 547 553 617 (5%) 13% (10%) (5%) - 5% 10% 15% 20% 25% - 100 200 300 400 500 600 700 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 Refer to the Appendix included with this presentation for footnote 1. 1H17 vs 1H16 Highlights: • Strengthening NII primarily reflecting: −Higher U.S. market interest rates in conjunction with disciplined liability pricing −Lower wholesale CD balances − Increase partially offset by lower investment securities balances • Higher NIM primarily driven by higher U.S. market interest rates and continued disciplined liability pricing, partially offset by a smaller investment portfolio 1H16 YoY ∆: (3%) 2H16 YoY ∆: 4% 1H17 YoY ∆: 8% 194 198 202 202 192 195 1.12% 1.27% 0.95% 1.00% 1.05% 1.10% 1.15% 1.20% 1.25% 1.30% 170 175 180 185 190 195 200 205 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 Operating-Basis (Non-GAAP)1

13 Careful pacing of investments and expense discipline helped generate positive operating leverage in 1H17 Expenses $ in Millions % YoY growth 1,943 1,828 1,909 2,143 2,057 1,960 0% 18% 7% 4% (5%) - 5% 10% 15% 20% - 500 1,000 1,500 2,000 2,500 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 Fee Operating & Total Operating Leverage Operating-Basis (Non-GAAP) 249 1,8941 Refer to the Appendix included with this presentation for footnote 1. 1H17 vs 1H16 Highlights: • Carefully managing expenses and Beacon savings helped generate positive operating leverage: −Compensation & benefits continues to support new business activities and regulatory initiatives − Information systems and communications driven by planned investments and new business −Other expenses driven by costs associated with the acquired GEAM operations, as well as regulatory and insurance expense • 4Q16 included an acceleration of compensation expense of $249M1. Excluding this: − 4Q16 YoY expense growth would have been 4% − 2H16 YoY expense growth would have been 3% − 4Q16 YoY total operating leverage would have been 216bps − 4Q16 YoY fee operating leverage would have been 196bps bps 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 Total Operating Leverage Excl. comp. acceleration, where noted (372) 91 253 (1,153) 2161 217 272 Fee Operating Leverage Excl. comp. acceleration, where noted (361) 79 293 (1,173) 1961 569 189 1H16 YoY ∆: (1%) 2H16 YoY ∆: 10% (3%1 excl. comp. acceleration), 3% due to GEAM 1H17 YoY ∆: 7%, 3% due to GEAM 1 Expense YoY Growth Expense excl. comp. acceleration YoY Growth 1H17 Fee Operating Leverage: 379bps

14 Year Over Year Changes: ∆ from 2015 to 2016 ∆ from 2016 to 2017 Expense benefits $210 $230 Investment expenses ($35) ($90) Net expense savings $175 $140 Beacon’s benefits are helping to fund investments to drive both future savings and future growth Breakdown of Benefits by Beacon Driver: (%) Contribution to Gross Expense Benefits 2016 Actual 2017 Estimate Transaction Processing, Fund Accounting, Fund Administration and operating model optimizations 80% 70% Application, platform rationalization and optimization 10% 15% Corporate divisions, procurement, real estate optimization and SSGA 10% 15% Beacon Operating-Basis Financials1,2: ($M, FY) Continuing to invest to improve effectiveness, efficiency and risk excellence, while also driving future revenue opportunities Driving scale of our global model Expanding connectivity across the enterprise Investing in next generation of platforms Operating-Basis (Non-GAAP) Refer to the Appendix included with this presentation for footnotes 1 and 2.

15 Strong first half of 2017 driven by broad-based performance, resulting in 18% EPS growth and ROE of 12% Operating-Basis (Non-GAAP)1,2 Diluted Earnings per Share (EPS) $ % YoY growth 0.98 1.46 1.35 1.48 1.21 1.67 (16%) 14% (20%) (10%) - 10% 20% 30% - 0.40 0.80 1.20 1.60 2.00 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 1H16 YoY ∆: (3%) 2H16 YoY ∆: 20% 1H17 YoY ∆: 18% Average Return on Equity (ROE) % YoY change in bps 8.4 12.3 11.1 12.5 10.4 13.7 (200)bps 140bps (250) (150) (50) 50 150 250 - 5 10 15 20 25 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 1H16 YoY ∆: (70)bps 2H16 YoY ∆: 157bps 1H17 YoY ∆: 160bps 1H17 vs 1H16 Highlights: • EPS growth of 18% driven by strong fee revenue and NII growth from higher equity markets, new business wins and client activity, as well as higher U.S. market interest rates • Fee revenue growth of 10% supported by continued business momentum, strong Markets activity, and the acquired GEAM operations • Generated positive fee operating leverage of 379bps while carefully pacing investments to drive future growth • Improved pre-tax operating margin to 29.8%, an increase of 180bps • ROE improved 160bps to 12.0% through stronger earnings and capital return Refer to the Appendix included with this presentation for footnote 1.

16 Advance our digital leadership through Beacon We are focused on both sustainable growth and returns Continue to invest in new products and solutions Achieve our financial goals Drive growth from the core franchise

17 Questions and Answers Building on our Strategy to Drive Sustainable Growth and Returns Barclays Annual Financial Services Conference Eric W. Aboaf Chief Financial Officer Tuesday, September 12, 2017

18 APPENDIX Slide footnotes 19 – 20 Forward looking statements 21 Reconciliations of Operating-Basis (Non-GAAP) Financial Information 22 – 31 Definitions 32 – 33

19 Slide footnotes Footnote to slide 3: 1 AUM reflects approximately $34 billion (as of June 30, 2017) with respect to which State Street Global Markets, LLC (SSGM) serves as marketing agent; SSGM and State Street Global Advisors (SSGA) are affiliated. Footnotes to slide 5: 1 Morningstar Direct. 2 BCG and McKinsey both project PERE to grow much faster than hedge funds, with BCG putting PERE at 9-10% and HFs at 4-5%; HF and RE projections from PWC 2013-20E, PE from Trivago 2016-2026E, PE estimate from PWC ~9% 2013-20E, PWC report titled “Alternative AM in 2020”. Footnotes to slide 6: 1 Industry data sourced from ETFGI, Blackrock Research, NSX for May 2017 data as of June 2017; STT estimated AUA market position calculated based on industry data. 2 Industry data sourced from eVestment Alternative Fund Administration 2017 Industry Survey dated April 27, 2017, which uses 2016 year-end data. STT estimated AUA market position based on weighted average of hedge funds, funds of hedge funds, private equity , and real estate as compared to the total survey. 3 AUCA data includes Mutual Funds Assets Under Custody and/or Administration (outsourced); Data from 2017 Mutual Fund Service Guide (2016 YE Custody and Fund Accounting- Full Service 5yr snapshots) 4 Money Market Directory as of December 31, 2016. 5 U.K., Germany, and Italy 6 U.K. data sourced from Cerulli and Investment Association, and Germany data sourced from Cerulli. Calculated estimate of managed assets size for U.K. and Germany based on and as of December 2016. Italy data sourced from the Italian Association of Asset Managers and based on 2016 managed assets size for Italy as of May 19, 2017. 7 STT estimated market position based on weighted average of STT’s AUCA for U.K., Germany and Italy divided by Cerulli’s calculated estimate of industry managed asset size for U.K. and Germany, and the Italian Association of Asset Managers’ calculated estimate of industry managed asset size for Italy as of December 2016. 8 Source: Investment Association (IA) website - IA Company Rankings as at February 2016. State Street Custodian market share identified using prospectus’s for all Asset Managers / Funds with AUM greater than £1bn (As identified on the IA website). Fund Administration: IA website - IA Fund Statistics allocated to each provider based on the Custodian / Depositary. Ranking based on Fund Administration market share. 9 Depositary services for German-based investment funds sourced from Verwahrstellenstatistik des BVI as of December 31, 2016. 10 Offshore market industry data includes Luxembourg and Ireland domiciled funds only; Industry data sourced from Monterey Insight Ireland June 2016 and Luxembourg December 2016; STT estimated AUA market position based on internal company analysis using weighted average of market position in Luxembourg and Ireland. Footnote to slide 7: 1 Internal company analysis; Mutual Funds: Morningstar; Insurance: SNL; Alternative Managers: Willis Towers Watson 2017 Global Alternatives Survey; and Pension Funds: Money Market Directory as of December 31, 2016. Footnote to slide 8: 1 State Street Global Services includes State Street Investment Manager Services, our middle office outsourcing arm of the business.

20 Slide footnotes Footnotes to slide 11: 1 The 1Q17 operating-basis results included a pre-tax gain of approximately $30M on the sale of State Street's interest in Boston Financial Data Services, Inc. (BFDS) and International Financial Data Services Limited (IFDS U.K.), reflecting a change in our operating-basis presentation effective in 1Q17 to include gains/losses on sales of businesses. In 2Q16, under our historical presentation, operating-basis results excluded a $53M pretax gain on the sale of WM/Reuters business, and such results have not been revised. 2 Markets revenue includes the entire trading services and securities finance revenue line items. Also included in the trading services revenue line is distribution fees we generate from GLD in the SSGA business. In 1Q16, 2Q16, 3Q16, 4Q16, 1Q17 and 2Q17, the portion of trading services related to SSGA was $14M, $13M, $19M, $15M, $18M and $17M, respectively. Footnote to slide 12: 1 Beginning in 1Q17, management will no longer present discount accretion associated with former conduit securities as an operating-basis adjustment. Therefore, 1Q17 and 2Q17 operating-basis results included $5M and $6M, respectively, of discount accretion. In 1Q16, 2Q16, 3Q16 and 4Q16, operating- basis NII excluded $15M, $15M, $42M and $10M of discount accretion, respectively, and such results have not been revised. Footnote to slide 13: 1 Referenced results excludes the effects of $249M of accelerated compensation expense in 4Q16. Please refer to the Appendix for reconciliations of those results to our operating-basis presentation. Footnotes to slide 14: 1 Estimated year-over-year pre-tax expense savings improvement relate only to Beacon and the targeted staff reductions announced as part of our 3Q15 financial results (includes targeted staff reductions in October 2015), all else equal. The full effect of the savings generated each year will be felt the following year. Actual expenses may increase or decrease in the future due to other factors. 2 The operating-basis presentation of Beacon savings excludes restructuring charges, which are expected to be announced as Beacon progresses, including charges of $142M for 2016 and $78M for YTD2Q17 ($62M in 2Q17 and $16M in 1Q17). Footnotes to slide 15: 1 The 1Q17 operating-basis results included a pre-tax gain of approximately $30M on the sale of State Street's interest in Boston Financial Data Services, Inc. (BFDS) and International Financial Data Services Limited (IFDS U.K.), reflecting a change in our operating-basis presentation effective in 1Q17 to include gains/losses on sales of businesses. In 2Q16, under our historical presentation, operating-basis results excluded a $53M pretax gain on the sale of WM/Reuters business, and such results have not been revised. 2 Beginning in 1Q17, management also will no longer present discount accretion associated with former conduit securities as an operating-basis adjustment. Therefore, 1Q17 and 2Q17 operating-basis results included $5M and $6M, respectively, of discount accretion. In 1Q16, 2Q16, 3Q16 and 4Q16, operating- basis NII excluded $15M, $15M, $42M and $10M of discount accretion, respectively, and such results have not been revised.

21 This presentation contains “forward-looking statements”, including statements about our goals and expectations regarding our business, financial and capital condition, results of operations, strategies, financial portfolio performance, dividend and stock purchase programs, outcomes of legal proceedings, market growth, acquisitions, joint ventures and divestitures, cost savings and transformation initiatives, client growth and new technologies, services and opportunities, as well as industry, regulatory, economic and market trends, initiatives and developments, the business environment and other matters that do not relate strictly to historical facts. Terminology such as “plan,” “expect,” “intend,” “objective,” “forecast,” “outlook,” “believe,” “priority,” “anticipate,” “estimate,” “seek,” “may,” “will,” “trend,” “target,” “strategy” and “goal,” or similar statements or variations of such terms, are intended to identify forward-looking statements, although not all forward-looking statements contain such terms. Forward-looking statements are subject to various risks and uncertainties, which change over time, are based on management's expectations and assumptions at the time the statements are made, and are not guarantees of future results. Management's expectations and assumptions, and the continued validity of the forward-looking statements, are subject to change due to a broad range of factors affecting the national and global economies, regulatory environment and the equity, debt, currency and other financial markets, as well as factors specific to State Street and its subsidiaries, including State Street Bank. Factors that could cause changes in the expectations or assumptions on which forward-looking statements are based cannot be foreseen with certainty and include, but are not limited to: the financial strength and continuing viability of the counterparties with which we or our clients do business and to which we have investment, credit or financial exposure, including, for example, the direct and indirect effects on counterparties of the sovereign-debt risks in the U.S., Europe and other regions; increases in the volatility of, or declines in the level of, our NII, changes in the composition or valuation of the assets recorded in our consolidated statement of condition (and our ability to measure the fair value of investment securities) and the possibility that we may change the manner in which we fund those assets; the liquidity of the U.S. and international securities markets, particularly the markets for fixed-income securities and inter-bank credits, and the liquidity requirements of our clients; the level and volatility of interest rates, the valuation of the U.S. dollar relative to other currencies in which we record revenue or accrue expenses and the performance and volatility of securities, credit, currency and other markets in the U.S. and internationally; and the impact of monetary and fiscal policy in the United States and internationally on prevailing rates of interest and currency exchange rates in the markets in which we provide services to our clients; the credit quality, credit-agency ratings and fair values of the securities in our investment securities portfolio, a deterioration or downgrade of which could lead to other-than-temporary impairment of the respective securities and the recognition of an impairment loss in our consolidated statement of income; our ability to attract deposits and other low-cost, short-term funding, our ability to manage levels of such deposits and the relative portion of our deposits that are determined to be operational under regulatory guidelines and our ability to deploy deposits in a profitable manner consistent with our liquidity needs, regulatory requirements and risk profile; the manner and timing with which the Federal Reserve and other U.S. and foreign regulators implement or reevaluate changes to the regulatory framework applicable to our operations, including implementation or modification of the Dodd-Frank Act, the Basel III final rule and European legislation (such as the Alternative Investment Fund Managers Directive, Undertakings for Collective Investment in Transferable Securities Directives and Markets in Financial Instruments Directive II); among other consequences, these regulatory changes impact the levels of regulatory capital we must maintain, acceptable levels of credit exposure to third parties, margin requirements applicable to derivatives, and restrictions on banking and financial activities. In addition, our regulatory posture and related expenses have been and will continue to be affected by changes in regulatory expectations for global systemically important financial institutions applicable to, among other things, risk management, liquidity and capital planning, resolution planning, compliance programs, and changes in governmental enforcement approaches to perceived failures to comply with regulatory or legal obligations; our resolution plan, submitted to the Federal Reserve and FDIC in June 2017, may not be considered to be sufficient by the Federal Reserve and the FDIC, due to a number of factors, including, but not limited to, challenges we may experience in interpreting and addressing regulatory expectations, failure to implement remediation in a timely manner, the complexities of development of a comprehensive plan to resolve a global custodial bank and related costs and dependencies. If we fail to meet regulatory expectations to the satisfaction of the Federal Reserve and the FDIC in our resolution plan submission filed in June 2017 or any future submission, we could be subject to more stringent capital, leverage or liquidity requirements, or restrictions on our growth, activities or operations; adverse changes in the regulatory ratios that we are required or will be required to meet, whether arising under the Dodd-Frank Act or the Basel III final rule, or due to changes in regulatory positions, practices or regulations in jurisdictions in which we engage in banking activities, including changes in internal or external data, formulae, models, assumptions or other advanced systems used in the calculation of our capital ratios that cause changes in those ratios as they are measured from period to period; requirements to obtain the prior approval or non- objection of the Federal Reserve or other U.S. and non-U.S. regulators for the use, allocation or distribution of our capital or other specific capital actions or corporate activities, including, without limitation, acquisitions, investments in subsidiaries, dividends and stock purchases, without which our growth plans, distributions to shareholders, share repurchase programs or other capital or corporate initiatives may be restricted; changes in law or regulation, or the enforcement of law or regulation, that may adversely affect our business activities or those of our clients or our counterparties, and the products or services that we sell, including additional or increased taxes or assessments thereon, capital adequacy requirements, margin requirements and changes that expose us to risks related to the adequacy of our controls or compliance programs; economic or financial market disruptions in the U.S. or internationally, including those which may result from recessions or political instability; for example, the U.K.'s decision to exit from the European Union may continue to disrupt financial markets or economic growth in Europe or, similarly, financial markets may react sharply or abruptly to actions taken by the new administration in the United States; our ability to develop and execute State Street Beacon, our multi-year transformation program to digitize our business, deliver significant value and innovation for our clients and lower expenses across the organization, any failure of which, in whole or in part, may among other things, reduce our competitive position, diminish the cost-effectiveness of our systems and processes or provide an insufficient return on our associated investment; our ability to promote a strong culture of risk management, operating controls, compliance oversight, ethical behavior and governance that meets our expectations and those of our clients and our regulators, and the financial, regulatory, reputation and other consequences of our failure to meet such expectations; the impact on our compliance and controls enhancement programs of the appointment of a monitor under the deferred prosecution agreement with the DOJ and compliance consultant expected to be appointed under a potential settlement with the SEC, including the potential for such monitor and compliance consultant to require changes to our programs or to identify other issues that require substantial expenditures, changes in our operations, or payments to clients or reporting to U.S. authorities; the results of our review of our billing practices, including additional amounts we may be required to reimburse clients, as well as potential consequences of such review, including damage to our client relationships and adverse actions by governmental authorities; the results of, and costs associated with, governmental or regulatory inquiries and investigations, litigation and similar claims, disputes, or civil or criminal proceedings; changes or potential changes in the amount of compensation we receive from clients for our services, and the mix of services provided by us that clients choose; the large institutional clients on which we focus are often able to exert considerable market influence, and this, combined with strong competitive market forces, subjects us to significant pressure to reduce the fees we charge, to potentially significant changes in our assets under custody and administration or our assets under management in the event of the acquisition or loss of a client, in whole or in part, and to potentially significant changes in our fee revenue in the event a client re-balances or changes its investment approach or otherwise re-directs assets to lower- or higher-fee asset classes; the potential for losses arising from our investments in sponsored investment funds; the possibility that our clients will incur substantial losses in investment pools for which we act as agent, and the possibility of significant reductions in the liquidity or valuation of assets underlying those pools; our ability to anticipate and manage the level and timing of redemptions and withdrawals from our collateral pools and other collective investment products; the credit agency ratings of our debt and depositary obligations and investor and client perceptions of our financial strength; adverse publicity, whether specific to State Street or regarding other industry participants or industry-wide factors, or other reputational harm; our ability to control operational risks, data security breach risks and outsourcing risks, our ability to protect our intellectual property rights, the possibility of errors in the quantitative models we use to manage our business and the possibility that our controls will prove insufficient, fail or be circumvented; our ability to expand our use of technology to enhance the efficiency, accuracy and reliability of our operations and our dependencies on information technology and our ability to control related risks, including cyber-crime and other threats to our information technology infrastructure and systems (including those of our third-party service providers) and their effective operation both independently and with external systems, and complexities and costs of protecting the security of such systems and data; our ability to grow revenue, manage expenses, attract and retain highly skilled people and raise the capital necessary to achieve our business goals and comply with regulatory requirements and expectations; changes or potential changes to the competitive environment, including changes due to regulatory and technological changes, the effects of industry consolidation and perceptions of State Street as a suitable service provider or counterparty; our ability to complete acquisitions, joint ventures and divestitures, including the ability to obtain regulatory approvals, the ability to arrange financing as required and the ability to satisfy closing conditions; the risks that our acquired businesses and joint ventures will not achieve their anticipated financial and operational benefits or will not be integrated successfully, or that the integration will take longer than anticipated, that expected synergies will not be achieved or unexpected negative synergies or liabilities will be experienced, that client and deposit retention goals will not be met, that other regulatory or operational challenges will be experienced, and that disruptions from the transaction will harm our relationships with our clients, our employees or regulators; our ability to recognize evolving needs of our clients and to develop products that are responsive to such trends and profitable to us, the performance of and demand for the products and services we offer, and the potential for new products and services to impose additional costs on us and expose us to increased operational risk; changes in accounting standards and practices; and changes in tax legislation and in the interpretation of existing tax laws by U.S. and non-U.S. tax authorities that affect the amount of taxes due. Other important factors that could cause actual results to differ materially from those indicated by any forward-looking statements are set forth in our 2016 Annual Report on Form 10-K and our subsequent SEC filings. We encourage investors to read these filings, particularly the sections on risk factors, for additional information with respect to any forward-looking statements and prior to making any investment decision. The forward-looking statements contained in this presentation should not by relied on as representing our expectations or beliefs as of any time subsequent to this presentation, and we do not undertake efforts to revise those forward-looking statements to reflect events after that time. Forward-looking statements

22 Reconciliation of operating-basis (non-GAAP) financial information We provide forward-looking financial estimates and expectations on an operating basis (non-GAAP) because information needed to provide corresponding GAAP-basis information is primarily dependent on future events or conditions that may be uncertain and are difficult to predict or estimate. Management is therefore, in general, is unable to provide a reconciliation of our operating-basis forward-looking financial estimates and expectations to a GAAP-basis presentation. Non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures determined in conformity with GAAP. State Street Corporation Reconciliation of Operating-Basis (Non-GAAP) Financial Information In addition to presenting State Street’s financial results in conformity with U.S. generally accepted accounting principles, or GAAP, management also presents results on a non-GAAP, or "operating" basis, as it believes that this presentation supports additional meaningful analysis and comparisons of trends with respect to State Street’s business operations from period to period, as well as information (such as capital ratios calculated under regulatory standards scheduled to be effective in the future or other standards) that management also uses in evaluating State Street’s business and activities. Our operating-basis financial results adjust our GAAP-basis financial results to both: (1) exclude the impact of revenue and expenses outside of State Street’s normal course of business, such as restructuring charges; and (2) present revenue from non-taxable sources, such as interest income from tax-exempt investment securities and processing fees and other revenue associated with tax-advantaged adjustments, on a fully taxable-equivalent basis. Management believes that operating-basis financial information facilitates an investor's further understanding and analysis of State Street's financial performance and trends, including providing additional insight into our underlying margin and profitability, in addition to financial information prepared and reported in conformity with GAAP. The tax-equivalent adjustments allow for more meaningful comparisons of yields and margins on assets and the evaluation of investment opportunities with different tax profiles. Beginning with the first quarter of 2017, we are simplifying our operating-basis presentation of our financial results and will no longer exclude, as part of the non-ordinary course adjustment, the effects of gains/losses on sales of businesses or the discount accretion associated with former conduit securities. In the first quarter of 2017, operating-basis results included a pre-tax gain of approximately $30 million on the sale of our transfer agency joint venture interests. In the first and second quarters of 2017, operating-basis results included $5 million and $6 million, respectively, of discount accretion. These changes resulted in total increases in operating-basis revenue of $35 million and $6 million in the first and second quarters of 2017, respectively, relative to our historical operating- basis presentation. Note that in the second quarter of 2016, operating-basis results excluded a pre-tax gain of approximately $53 million on the sale of the WM/Reuters business. We believe that that these changes to our operating-basis presentation simplify the overall presentation of our financial results, making them easier to understand, while, overall, continuing to facilitate a useful and helpful additional understanding of our financial results. We also believe that the use of other non-GAAP financial measures in the calculation of identified capital ratios is useful to understanding State Street's capital position and is of interest to investors. Additionally, management may present revenue and expense measures on a constant currency (non-GAAP) basis to identify the significance of changes in foreign currency exchange rates (which often are variable) in period-to-period comparisons. This presentation represents the effects of applying prior period weighted average foreign currency exchange rates to current period results.

Reconciliation of operating-basis (non-GAAP) financial information

State Street Corporation

Reconciliation of Operating-Basis (Non-GAAP) Financial Information

(Dollars in millions, except per share amounts, or where otherwise noted)	Quarters 1Q15	2Q15	3Q15	4Q15	1Q16	2Q16	3Q16	4Q16	1Q17	2Q17
Total Revenue [1][2][3]**:**										
Total revenue, GAAP-basis	$ 2,600	$ 2,608	$ 2,614	$ 2,538	$ 2,484	$ 2,573	$ 2,620	$ 2,530	$ 2,668	$ 2,810
Adjustment to processing fees and other revenue (see below)	53	98	12	31	63	34	134	186	70	89
Adjustment to net interest income (see below)	44	44	43	42	27	25	-	33	43	42
Adjustment to servicing and management fee revenue (see below)	(25)	(23)	(27)	(23)	-	43	-	-	-	-
Total revenue, operating-basis	$ 2,672	$ 2,727	$ 2,642	$ 2,588	$ 2,574	$ 2,675	$ 2,754	$ 2,749	$ 2,781	$ 2,941
Fee Revenue [1][3]**:**										
Total fee revenue, GAAP-basis	$ 2,055	$ 2,076	$ 2,103	$ 2,044	$ 1,970	$ 2,053	$ 2,079	$ 2,014	$ 2,198	$ 2,235
Tax-equivalent adjustment associated with tax-advantaged investments	53	98	95	113	63	87	134	186	70	89
Gain on sale of WM/Reuters Business	-	-	-	-	-	(53)	-	-	-	-
Expense billing matter, net	-	-	-	-	-	43	-	-	-	-
Gain on sale of CRE loan and paydown of CRE loan	-	-	(83)	(82)	-	-	-	-	-	-
Total fee revenue, operating-basis	$ 2,108	$ 2,174	$ 2,115	$ 2,075	$ 2,033	$ 2,130	$ 2,213	$ 2,200	$ 2,268	$ 2,324
Servicing Fees:										
Total servicing fees, GAAP-basis	$ 1,268	$ 1,319	$ 1,289	$ 1,277	$ 1,242	$ 1,239	$ 1,303	$ 1,289	$ 1,296	$ 1,339
Expense billing matter	-	-	-	-	-	48	-	-	-	-
Total servicing fees, operating-basis	$ 1,268	$ 1,319	$ 1,289	$ 1,277	$ 1,242	$ 1,287	$ 1,303	$ 1,289	$ 1,296	$ 1,339
Management Fees:										
Total management fees, GAAP-basis	$ 301	$ 304	$ 287	$ 282	$ 270	$ 293	$ 368	$ 361	$ 382	$ 397
Expense billing matter	-	-	-	-	-	(5)	-	-	-	-
Total management fees, operating-basis	$ 301	$ 304	$ 287	$ 282	$ 270	$ 288	$ 368	$ 361	$ 382	$ 397
Processing Fees and Other Revenue [1]**:**										
Total processing fees and other revenue, GAAP-basis	$ 61	$ 17	$ 120	$ 111	$ 52	$ 98	$ 5	$ (65)	$ 112	$ 31
Tax-equivalent adjustment associated with tax-advantaged investments	53	98	95	113	63	87	134	186	70	89
Gain on sale of CRE and CRE loan extinguishment / paydown	-	-	(83)	(82)	-	-	-	-	-	-
Gain on sale of WM/Reuters Business	-	-	-	-	-	(53)	-	-	-	-
Total processing fees and other revenue, operating-basis	$ 114	$ 115	$ 132	$ 142	$ 115	$ 132	$ 139	$ 121	$ 182	$ 120

STATE STREET

23

24 Reconciliation of operating-basis (non-GAAP) financial information 1Q16 vs. 1Q15 2Q17 vs. 2Q16 1H15 1H16 1H16 vs. 1H15 2H15 2H16 2H16 vs. 2H15 F ee R evenue (1) (3) : Total fee revenue, GAAP-basis (4)% 9% 4,131$ 4,023$ (3)% 4,147$ 4,093$ (1)% Tax-equivalent adjustment associated with tax-advantaged investments 151 150 208 320 Gain on sale of WM /Reuters Business - (53) - - Expense billing matter, net - 43 - - Gain on sale of CRE loan and paydown of CRE loan - - (165) - Total fee revenue, operating-basis (4)% 9% 4,282$ 4,163$ (3)% 4,190$ 4,413$ 5 % Servicing F ees: Total servicing fees, GAAP-basis (2)% 8% 2,587$ 2,481$ (4)% 2,566$ 2,592$ 1% Expense billing matter - 48 - - Total servicing fees, operating-basis (2)% 4% 2,587$ 2,529$ (2)% 2,566$ 2,592$ 1% Quarters % Change State Street C o rpo rat io n R eco nciliat io n o f Operat ing-B asis (N o n-GA A P ) F inancial Info rmatio n

25 Reconciliation of operating-basis (non-GAAP) financial information 1H16 1H17 1H17 vs. 1H16 F ee R evenue (1) (3) : Total fee revenue, GAAP-basis 4,023$ 4,433$ 10 % Tax-equivalent adjustment associated with tax-advantaged investments 150 159 Gain on sale of WM /Reuters Business (53) - Expense billing matter, net 43 - Gain on sale of CRE loan and paydown of CRE loan - - Total fee revenue, operating-basis 4,163$ 4,592$ 10 % Servicing F ees: Total servicing fees, GAAP-basis 2,481$ 2,635$ 6 % Expense billing matter 48 - Total servicing fees, operating-basis 2,529$ 2,635$ 4 % M anagement F ees: Total management fees, GAAP-basis 563$ 779$ 38 % Expense billing matter (5) - Total management fees, operating-basis 558$ 779$ 40 % P ro cessing F ees and Other R evenue (1) : Total processing fees and other revenue, GAAP-basis 150$ 143$ (5)% Tax-equivalent adjustment associated with tax-advantaged investments 150 159 Gain on sale of CRE and CRE loan extinguishment / paydown - - Gain on sale of WM /Reuters Business (53) - Total processing fees and other revenue, operating-basis 247$ 302$ 22 % State Street C o rpo rat io n R eco nciliat io n o f Operat ing-B asis (N o n-GA A P ) F inancial Info rmatio n

Reconciliation of operating-basis (non-GAAP) financial information

State Street Corporation

Reconciliation of Operating-Basis (Non-GAAP) Financial Information

	Quarters										% Change	
	1Q15	2Q15	3Q15	4Q15	1Q16	2Q16	3Q16	4Q16	1Q17	2Q17	1Q16 vs. 1Q15	2Q17 vs. 2Q16
Net Interest Income & Net Interest Margin [2][4]**:**												
Net interest income, GAAP-basis	$ 546	$ 535	$ 513	$ 494	$ 512	$ 521	$ 537	$ 514	$ 510	$ 575	(6)%	10 %
Tax-equivalent adjustment associated with tax-exempt investment securities	44	44	43	42	42	40	42	43	43	42		
Net interest income, fully taxable-equivalent basis	$ 590	$ 579	$ 556	$ 536	$ 554	$ 561	$ 579	$ 557	$ 553	$ 617		
Average interest earning assets	$ 226,359	$ 233,411	$ 221,424	$ 200,899	$ 194,081	$ 198,243	$ 202,155	$ 202,194	$ 191,840	$ 195,287		
Net interest margin, fully taxable-equivalent basis	1.06 %	1.00 %	1.00 %	1.06 %	1.15 %	1.14 %	1.14 %	1.09 %	1.17 %	1.27 %		
Net interest income, fully taxable-equivalent basis	$ 590	$ 579	$ 556	$ 536	$ 554	$ 561	$ 579	$ 557	$ 553	$ 617		
Discount accretion associated with former conduit securities	(25)	(23)	(27)	(23)	(15)	(15)	(42)	(10)	-	-		
Net interest income, operating-basis	$ 565	$ 556	$ 529	$ 513	$ 539	$ 546	$ 537	$ 547	$ 553	$ 617	(5)%	13 %
Average interest earning assets	$ 226,359	$ 233,411	$ 221,424	$ 200,899	$ 194,081	$ 198,243	$ 202,155	$ 202,194	$ 191,840	$ 195,287		
Net interest margin, operating-basis	1.01 %	0.96 %	0.95 %	1.01 %	1.12 %	1.11 %	1.06 %	1.08 %	1.17 %	1.27 %		
Effect of discount accretion	0.05 %	0.04 %	0.05 %	0.05 %	0.03 %	0.03 %	0.08 %	0.01 %	—%	—%		

	1H15	1H16	1H16 vs. 1H15	2H15	2H16	2H16 vs. 2H15	1H16	1H17	1H17 vs. 1H16
Net Interest Income & Net Interest Margin [2][4]**:**									
Net interest income, fully taxable-equivalent basis	$ 1,169	$ 1,115	-5%	$ 1,092	$ 1,136	4%	$ 1,115	$ 1,170	5%
Net interest income, operating-basis	$ 1,121	$ 1,085	-3%	$ 1,042	$ 1,084	4%	$ 1,085	$ 1,170	8%

STATE STREET.

26

Reconciliation of operating-basis (non-GAAP) financial information

State Street Corporation

Reconciliation of Operating-Basis (Non-GAAP) Financial Information

	Quarters										% Change	
	1Q15	2Q15	3Q15	4Q15	1Q16	2Q16	3Q16	4Q16	1Q17	2Q17	1Q16 vs. 1Q15	2Q17 vs. 2Q16
Expenses[3]:												
Total expenses, GAAP-basis	$ 2,097	$ 2,134	$ 1,962	$ 1,857	$ 2,050	$ 1,860	$ 1,984	$ 2,183	$ 2,086	$ 2,031	(2.2)%	9.2 %
Severance costs associated with staffing realignment	1	-	(75)	1	(3)	3	9	2	-	-		
Provisions for legal contingencies	(150)	(250)	-	(15)	-	-	(42)	1	-	-		
Expense billing matter, net	-	-	-	(17)	-	(15)	-	-	-	-		
Acquisition costs	(5)	(3)	(7)	(5)	(7)	(7)	(33)	(22)	(12)	(9)		
Restructuring charges, net	(1)	-	(3)	(1)	(97)	(13)	(9)	(21)	(17)	(62)		
Total expenses, operating-basis	$ 1,942	$ 1,881	$ 1,877	$ 1,820	$ 1,943	$ 1,828	$ 1,909	$ 2,143	$ 2,057	$ 1,960	0 %	7 %

	1H15	1H16	1H16 vs. 1H15	2H15	2H16	2H16 vs. 2H15	1H16	1H17	1H17 vs. 1H16
Expenses[3]:									
Total expenses, GAAP-basis	$ 4,231	$ 3,910	(8)%	$ 3,819	$ 4,167	9 %	$ 3,910	$ 4,117	5 %
Severance costs associated with staffing realignment	1	-		(74)	11		-	-	
Provisions for legal contingencies	(400)	-		(15)	(41)		-	-	
Expense billing matter, net	-	(15)		(17)	-		(15)	-	
Acquisition costs	(8)	(14)		(12)	(55)		(14)	(21)	
Restructuring charges, net	(1)	(110)		(4)	(30)		(110)	(79)	
Total expenses, operating-basis	$ 3,823	$ 3,771	(1)%	$ 3,697	$ 4,052	10 %	$ 3,771	$ 4,017	7 %

	Quarters					
	4Q15	4Q16	4Q16 vs. 4Q15	2H15	2H16	2H16 vs. 2H15
Expenses[3][6]:						
Total expenses, operating-basis	$ 1,820	$ 2,143	18%	$ 3,697	$ 4,052	10 %
Impact of accelerated compensation expense	-	(249)		-	(249)	
Total expenses, operating-basis excluding accelerated compensation expense	$ 1,820	$ 1,894	4%	$ 3,697	$ 3,803	3 %

	1Q16	2Q16	3Q16	4Q16	1Q17	2Q17	1H16	1H17	1H17 vs. 1H16	
Pre-tax operating margin[5]:										
Pre-tax operating margin, GAAP-basis	17.3 %	27.6 %	24.3 %	13.6 %	21.9 %	27.6 %	22.5 %	24.8 %	230	bps
Net effect of non-operating adjustments	7.1 %	3.9 %	6.4 %	8.4 %	4.2 %	5.7 %	5.5 %	5.0 %		
Pre-tax operating margin, operating-basis	24.4 %	31.5 %	30.7 %	22.0 %	26.1 %	33.3 %	28.0 %	29.8 %	180	bps

STATE STREET.

27

Reconciliation of operating-basis (non-GAAP) financial information

State Street Corporation

Reconciliation of Operating-Basis (Non-GAAP) Financial Information

	Quarters										% Change	
	1Q15	2Q15	3Q15	4Q15	1Q16	2Q16	3Q16	4Q16	1Q17	2Q17	1Q16 vs. 1Q15	2Q17 vs. 2Q16
Diluted Earnings per Common Share [1][2]:												
Diluted earnings per common share, GAAP-basis	$ 0.89	$ 0.93	$ 1.31	$ 1.34	$ 0.79	$ 1.47	$ 1.29	$ 1.43	$ 1.15	$ 1.53	(11.2)%	4.1 %
Severance costs associated with staffing realignment	-	-	0.11	-	0.01	(0.01)	(0.01)	-	-	-		
Provisions for legal contingencies	0.36	0.37	-	0.02	-	-	0.11	0.02	-	-		
Expense billing matter, net	-	-	-	0.03	-	0.10	-	-	-	-		
Acquisition costs	0.01	-	0.01	0.01	0.01	0.01	0.05	0.03	0.02	0.02		
Restructuring charges, net	-	-	-	-	0.15	0.02	0.01	0.02	0.03	0.11		
Effect on income tax of non-operating adjustments	(0.06)	0.08	0.02	(0.04)	0.04	(0.01)	(0.03)	(0.01)	0.01	0.01		
Discount accretion associated with former conduit securities	(0.04)	(0.02)	(0.04)	(0.03)	(0.02)	(0.02)	(0.07)	(0.01)	-	-		
Gain on sale of CRE and CRE loan extinguishment / paydown	-	-	(0.12)	(0.12)	-	-	-	-	-	-		
Italian deferred tax liability	-	-	(0.14)	-	-	-	-	-	-	-		
Gain on sale of WM/Reuters Business	-	-	-	-	-	(0.10)	-	-	-	-		
Diluted earnings per common share, operating-basis	$ 1.16	$ 1.36	$ 1.15	$ 1.21	$ 0.98	$ 1.46	$ 1.35	$ 1.48	$ 1.21	$ 1.67	(16)%	14 %

	1H15	1H16	1H16 vs. 1H15	2H15	2H16	2H16 vs. 2H15	1H16	1H17	1H17 vs. 1H16
Diluted Earnings per Common Share [1][2]:									
Diluted earnings per common share, GAAP-basis	$ 1.83	$ 2.25	23 %	$ 2.65	$ 2.72	3 %	$ 2.25	$ 2.69	20 %
Severance costs associated with staffing realignment	-	-		.11	(.01)		-	-	
Provisions for legal contingencies	.73	-		.02	.13		-	-	
Expense billing matter, net	-	.10		.03	-		.10	-	
Acquisition costs	.01	.02		.02	.09		.02	.03	
Restructuring charges, net	-	.17		.01	.03		.17	.14	
Effect on income tax of non-operating adjustments	.02	.04		(.02)	(.04)		.04	.02	
Discount accretion associated with former conduit securities	(.07)	(.04)		(.07)	(.08)		(.04)	-	
Gain on sale of CRE and CRE loan extinguishment / paydown	-	-		(.24)	-		-	-	
Italian deferred tax liability	-	-		(.14)	-		(.10)	-	
Gain on sale of WM/Reuters Business	0	-0.10		-	-		-	-	
Diluted earnings per common share, operating-basis	$ 2.52	$ 2.44	(3)%	$ 2.37	$ 2.84	20 %	$ 2.44	$ 2.88	18 %

STATE STREET.

28

Reconciliation of operating-basis (non-GAAP) financial information

State Street Corporation

Reconciliation of Operating-Basis (Non-GAAP) Financial Information

	Quarters										% Change	
	1Q15	2Q15	3Q15	4Q15	1Q16	2Q16	3Q16	4Q16	1Q17	2Q17	1Q16 vs. 1Q15	2Q17 vs. 2Q16
Return on Average Common Equity[(1)(2)]:												
Return on average common equity, GAAP-basis	7.9 %	8.2 %	11.3 %	11.6 %	6.8 %	12.4 %	10.6 %	12.1 %	9.9 %	12.6 %	(110) bps	20 bps
Severance costs associated with staffing realignment	—%	—%	1.0 %	—%	—%	(.1)%	(.1)%	—%	—%	—%		
Provisions for legal contingencies	3.2 %	3.3 %	—%	.2 %	—%	—%	.9 %	.2 %	—%	—%		
Expense billing matter, net	—%	—%	—%	.3 %	—%	.8 %	—%	—%	—%	—%		
Acquisition costs	.1 %	—%	.1 %	.1 %	.1 %	.1 %	.3 %	.3 %	.2 %	.1 %		
Restructuring charges, net	—%	—%	—%	—%	1.3 %	.2 %	.1 %	.1 %	.2 %	.9 %		
Effect on income tax of non-operating adjustments	(.5)%	.7 %	.1 %	(.3)%	.4 %	(.1)%	(.2)%	(.1)%	.1 %	.1 %		
Discount accretion associated with former conduit securities	(.3)%	(.3)%	(.3)%	(.3)%	(.2)%	(.2)%	(.5)%	(.1)%	—%	—%		
Gain on sale of CRE and CRE loan extinguishment/paydown	—%	—%	(1.0)%	(1.1)%	—%	—%	—%	—%	—%	—%		
Italian deferred tax liability	—%	—%	(1.2)%	—%	—%	—%	—%	—%	—%	—%		
Gain on sale of WM/Reuters Business	—%	—%	—%	—%	—%	(.8)%	—%	—%	—%	—%		
Return on average common equity, operating-basis	10.4 %	11.9 %	10.0 %	10.5 %	8.4 %	12.3 %	11.1 %	12.5 %	10.4 %	13.7 %	(200) bps	140 bps

	1H15	1H16	1H16 vs. 1H15	2H15	2H16	2H16 vs. 2H15	1H16	1H17	1H17 vs. 1H16
Return on Average Common Equity[(1)(2)]:									
Return on average common equity, GAAP-basis	8.0 %	9.6 %	160 bps	11.5 %	11.3 %	(13) bps	9.6 %	11.3 %	170 bps
Severance costs associated with staffing realignment	—%	—%		.5 %	(.1)%		—%	—%	
Provisions for legal contingencies	3.2 %	—%		.1 %	.5 %		—%	—%	
Expense billing matter, net	—%	.4 %		.1 %	—%		.4 %	—%	
Acquisition costs	.1 %	.1 %		.1 %	.4 %		.1 %	.1 %	
Restructuring charges, net	—%	.7 %		.0 %	.1 %		.7 %	.5 %	
Effect on income tax of non-operating adjustments	.1 %	.2 %		(.1)%	(.2)%		.2 %	.1 %	
Discount accretion associated with former conduit securities	(.3)%	(.2)%		(.3)%	(.3)%		(.2)%	—%	
Gain on sale of CRE and CRE loan extinguishment/paydown	—%	—%		(1.0)%	—%		—%	—%	
Italian deferred tax liability	—%	—%		(.6)%	—%		—%	—%	
Gain on sale of WM/Reuters Business	—%	(0.4)%		—%	—%		(.4)%	—%	
Return on average common equity, operating-basis	11.1 %	10.4 %	(70) bps	10.2 %	11.8 %	157 bps	10.4 %	12.0 %	160 bps

STATE STREET.

29

Reconciliation of operating-basis (non-GAAP) financial information

State Street Corporation

Reconciliation of Operating-Basis (Non-GAAP) Financial Information

	1Q15	2Q15	3Q15	4Q15	1Q16	2Q16	3Q16	4Q16	1Q17	2Q17
Fee Operating Leverage, GAAP-Basis:										
Total fee revenue, GAAP-basis (as reconciled above)	$ 2,055	$ 2,076	$ 2,103	$ 2,044	$ 1,970	$ 2,053	$ 2,079	$ 2,014	$ 2,198	$ 2,235
Total expenses, GAAP-basis (as reconciled above)	$ 2,097	$ 2,134	$ 1,962	$ 1,857	$ 2,050	$ 1,860	$ 1,984	$ 2,183	$ 2,086	$ 2,031
Year over year % change, fee revenue, GAAP-basis					-4.14%	-1.11%	-1.14%	-1.47%	11.57%	8.87%
Year over year % change, expenses, GAAP-basis					-2.24%	-12.84%	1.12%	17.56%	1.76%	9.19%
Fee operating leverage, GAAP-basis					(189) bps	1,173 bps	(226) bps	(1,902) bps	982 bps	(33) bps
Fee Operating Leverage, Operating-Basis (1):										
Total fee revenue, operating-basis (as reconciled above)	$ 2,108	$ 2,174	$ 2,115	$ 2,075	$ 2,033	$ 2,130	$ 2,213	$ 2,200	$ 2,268	$ 2,324
Total expenses, operating-basis (as reconciled above)	$ 1,942	$ 1,881	$ 1,877	$ 1,820	$ 1,943	$ 1,828	$ 1,909	$ 2,143	$ 2,057	$ 1,960
Year over year % change, fee revenue, operating basis					-3.56%	-2.02%	4.63%	6.02%	11.56%	9.11%
Year over year % change, expenses, operating-basis					0.05%	-2.82%	1.70%	17.75%	5.87%	7.22%
Fee operating leverage, operating-basis					(361) bps	79 bps	293 bps	(1,173) bps	569 bps	189 bps
Operating Leverage, GAAP-Basis:										
Total revenue, GAAP-basis (as reconciled above)	$ 2,600	$ 2,608	$ 2,614	$ 2,538	$ 2,484	$ 2,573	$ 2,620	$ 2,530	$ 2,668	$ 2,810
Total expenses, GAAP-basis (as reconciled above)	$ 2,097	$ 2,134	$ 1,962	$ 1,857	$ 2,050	$ 1,860	$ 1,984	$ 2,183	$ 2,086	$ 2,031
Year over year % change, total revenue, GAAP-basis					-4.46%	-1.34%	0.23%	-0.32%	7.41%	9.21%
Year over year % change, expenses, GAAP-basis					-2.24%	-12.84%	1.12%	17.56%	1.76%	9.19%
Operating leverage, GAAP-basis					(222) bps	1,150 bps	(89) bps	(1,787) bps	565 bps	2 bps
Operating Leverage, Operating-Basis (1)(2):										
Total revenue, operating-basis (as reconciled above)	$ 2,672	$ 2,727	$ 2,642	$ 2,588	$ 2,574	$ 2,675	$ 2,754	$ 2,749	$ 2,781	$ 2,941
Total expenses, operating-basis (as reconciled above)	$ 1,942	$ 1,881	$ 1,877	$ 1,820	$ 1,943	$ 1,828	$ 1,909	$ 2,143	$ 2,057	$ 1,960
Year over year % change, total revenue, operating basis					-3.67%	-1.91%	4.24%	6.22%	8.04%	9.94%
Year over year % change, expenses, operating-basis					0.05%	-2.82%	1.70%	17.75%	5.87%	7.22%
Operating leverage, operating-basis					(372) bps	91 bps	253 bps	(1,153) bps	217 bps	272 bps

	1H16	1H17
Fee Operating Leverage, GAAP-Basis:		
Total fee revenue, GAAP-basis (as reconciled above)	$ 4,023	$ 4,433
Total expenses, GAAP-basis (as reconciled above)	$ 3,910	$ 4,117
Year over year % change, fee revenue, GAAP-basis		10%
Year over year % change, expenses, GAAP-basis		5%
Fee operating leverage, GAAP-basis		490 bps
Fee Operating Leverage, Operating-Basis (1):		
Total fee revenue, operating-basis (as reconciled above)	$ 4,163	$ 4,592
Total expenses, operating-basis (as reconciled above)	$ 3,771	$ 4,017
Year over year % change, fee revenue, operating basis		10%
Year over year % change, expenses, operating-basis		7%
Fee operating leverage, operating-basis		379 bps

STATE STREET.

30

Reconciliation of operating-basis (non-GAAP) financial information

State Street Corporation

Reconciliation of Operating-Basis (Non-GAAP) Financial Information

		4Q15		4Q16	
Fee Operating Leverage, Operating-Basis [1]:					
Total fee revenue, operating-basis (as reconciled above)	$	2,075	$	2,200	
Total expenses, operating-basis (as reconciled above)		1,820		2,143	
Impact of accelerated compensation expense		-		(249)	
Total expenses, operating-basis, excluding accelerated compensation expense	$	1,820	$	1,894	
Year over year % change, fee revenue, operating basis				6.02%	
Year over year % change, expenses, operating-basis				4.07%	
Fee operating leverage, operating-basis				196	bps

		4Q15		4Q16	
Operating Leverage, Operating-Basis [1][2]:					
Total revenue, operating-basis (as reconciled above)	$	2,588	$	2,749	
Total expenses, operating-basis (as reconciled above)		1,820		2,143	
Impact of accelerated compensation expense		-		(249)	
Total expenses, operating-basis, excluding accelerated compensation expense	$	1,820	$	1,894	
Year over year % change, total revenue, operating basis				6.22%	
Year over year % change, expenses, operating-basis				4.07%	
Operating leverage, operating-basis				216	bps

[1] The first quarter of 2017 GAAP and operating-basis results included a pre-tax gain of approximately $30 million on the sale of State Street's interest in Boston Financial Data Services, Inc. (BFDS) and International Financial Data Services Limited (IFDS Ltd), reflecting a change in our operating-basis presentation effective the first quarter of 2017 to include gains/losses on sales of businesses. In the second quarter of 2016, under our historical presentation, operating-basis results excluded a $53 million pre-tax gain on the sale of WM/Reuters business, and such results have not been revised.

[2] Beginning in the first quarter of 2017, management no longer presents discount accretion associated with former conduit securities as an operating-basis adjustment. Therefore, first and second quarter 2017 GAAP and operating-basis results included $5 million and $6 million, respectively, of discount accretion. In the first, second, third and fourth quarters of 2016, operating-basis net interest income excluded $15 million, $15 million, $42 million and $10 million of discount accretion, respectively, and such results have not been revised.

[3] The impact of acquired operations on total revenue and fee revenue contributed approximately $65 million, $64 million, $71 million and $72 million for the third and fourth quarters of 2016 and first and second quarters of 2017, respectively. The impact of acquired operations on expenses contributed approximately $57 million, $58 million, $51 million and $51 million for the third and fourth quarters of 2016 and first and second quarters of 2017, respectively, excluding merger and integration charges and financing costs.

[4] Fully taxable-equivalent net interest margin for the periods presented above represented fully taxable-equivalent net interest income composed of GAAP-basis net interest income plus tax-equivalent adjustments, on an annualized basis, as a percentage of average total interest-earning assets for the quarters presented.

[5] Pre-tax operating margin was calculated by dividing income before income tax expense by total revenue.

[6] Compensation and employee benefits includes $249 million of accelerated compensation expense for the fourth quarter and year to date December 31, 2016.

STATE STREET.

31

32 AIFMD Alternative Investment Fund Managers Directive AUCA Assets under custody and administration AUM Assets under management Beacon Multi-year transformational effort with an objective to deliver best-in-class service and solutions, end-to-end service delivery, agile methodologies, client-centric design and execution, one view of the client, and next generation technology platform Bps Basis points CD Certificate deposits Client NIBT Margin Client net income before taxes margin represents client NIBT relative to revenue Client ROC Client return on capital measures client after-tax earnings generated relative to optimal capital consumed DB Defined Benefits – A retirement plan in which as employer pays out a fixed amount to a retiree. When a plan pays fixed benefits, the amount the employer puts into the plan can change each year depending on the number of retirees expected to receive pensions, the amounts employees are paid or expect to receive, and how much the employer expects to earn on the plans investments DC Defined Contributions – A plan where the employee and that employer contribute to his/her pension before retirement. Under this plan benefits received by retirees will vary based on investment returns Diluted earnings per share (EPS) Net income available to common shareholders divided by diluted average common shares outstanding DOL Department of Labor EMEA Europe, Middle East, and Africa ETF Exchange-trade fund Fee operating leverage Rate of growth of total fee revenue less the rate of growth of expenses, relative to the respective prior year period Form PF SEC rule requiring private fund advisers to report regulatory assets under management to the Financial Stability Oversight Council FX Foreign Exchange Definitions

33 GAAP Generally Accepted Accounting Principles GE Asset Management (GEAM) The acquired GE Asset Management operations GLD SPDR gold shares is part of the SPDR family of ETFs, where SSGA act as the marketing agent IRA Individual retirement account M&A Mergers & acquisition MiFID II Markets in Financial Instruments Directive 2004 Net interest income (NII) Income earned on interest bearing assets less interest paid on interest bearing liabilities; Net interest income was disclosed as net interest revenue prior to 1Q17 Net asset value (NAV) The value per share of a mutual fund or an ETF on a specific date or time Net interest margin (NIM) Net interest income divided by average interest-earning assets Operating leverage Rate of growth of total revenue less the rate of growth of total expenses, relative to the respective prior year period Pre-tax operating margin Income before income tax expense divided by total revenue Return on equity (ROE) (Net income less dividends on preferred stock) divided by average common equity SEC Securities & Exchange Commission SSGA State Street Global Advisors SSGM State Street Global Markets SSGS State Street Global Services SSGX State Street Global Exchange YoY Year-over-year Year to date (YTD) The cumulative amount of time within a fiscal year up to the end of the quarter indicated (i.e., YTD2Q17 is equivalent to the six months ended June 30, 2017) Definitions